SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 27, 2010

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2010 Annual Meeting of Shareholders held on January 27, 2010, the stockholders of Sally Beauty Holdings, Inc. (the “Company”) approved the Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan (the “2010 Plan”).  A description of the material terms of the 2010 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A (File No. 001-33145) as filed with the Securities and Exchange Commission on December 11, 2009.

Subject to adjustment as provided in the 2010 Plan, the aggregate number of shares of the Company’s common stock reserved and available for issuance pursuant to awards granted under the 2010 Plan is 29,838,524, which consists of (i) 15,000,000 new shares, plus (ii) 1,193,597 shares remaining available for issuance under the Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan, the Alberto-Culver Company Employee Stock Option Plan of 2003, the Alberto-Culver Company 2003 Restricted Stock Plan, the Alberto-Culver Company 2003 Stock Option Plan for Non-Employee Directors, and the Alberto-Culver Company Employee Stock Option Plan of 1988 (collectively, the “Prior Plans”) but not subject to outstanding awards, plus (iii) shares underlying awards outstanding under the Prior Plans that later terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

ITEM 9.01.    Financial Statements and Exhibits

(d)           See exhibit index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2010

SALLY BEAUTY HOLDINGS, INC.

	By:	/s/ Raal H. Roos
	Name:	Raal H. Roos
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1

Sally Beauty Holdings, Inc. 2010 Omnibus Incentive Plan, incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-33145) filed with the Securities and Exchange Commission on December 11, 2009.